STOCKHOLDER AGREEMENT

                             by and between

                      BROOKS FIBER PROPERTIES, INC.

                                   and

                   CENTURY TELEPHONE ENTERPRISES, INC.

                        Dated as of April 1, 1997


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                            TABLE OF CONTENTS



                                                                     Page
                                                                      No.

ARTICLE I DEFINTIONS...................................................1
 1.01 Definitions......................................................1
ARTICLE II  BOARD OF DIRECTORS.........................................3
 2.01 Composition of Board of Directors................................3
 2.02 Resignations and Designations....................................4
 2.04 Certificate of Incorporation and By-laws.........................5
 2.05 Certain Restrictions.............................................5
ARTICLE III  CENTURY'S RIGHTS TO PURCHASE ADDITIONAL
  EQUITY SECURITIES; STANDSTILL........................................5
 3.01 Limitation on Acquisition of Equity Securities...................5
 3.02 Standstill.......................................................6
ARTICLE IV  COVENANTS OF CENTURY IN CONNECTION WITH THE MERGER.........6
 4.01 Ownership of Metro Shares; Approval of Merger Agreement..........6
 4.02 No Solicitation..................................................7
ARTICLE V  GENERAL PROVISIONS..........................................7
 5.01 Termination......................................................7
 5.02 Amendment and Waiver.............................................8
 5.03 Notices..........................................................8
 5.04 Entire Agreement.................................................9
 5.05 No Third Party Beneficiary.......................................9
 5.06 No Assignment; Binding Effect....................................9
 5.07 Specific Performance; Legal Fees.................................9
 5.08 Headings........................................................10
 5.09 Invalid Provisions..............................................10
 5.10 Governing Law...................................................10
 5.11 Dispute Resolution Procedures...................................10
 5.12 Counterparts....................................................11

                          STOCKHOLDER AGREEMENT

          This STOCKHOLDER AGREEMENT, dated as of April 1, 1997, is made and entered into by and between BROOKS FIBER PROPERTIES, INC., a Delaware corporation ("BFP") and CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation ("Century").

          WHEREAS, BFP, Brooks Fiber Communications of Texas, Inc., a Delaware corporation wholly owned by BFP ("Sub"), Century and Metro Access Networks, Inc., a Delaware corporation majority owned by Century ("Metro"), have entered into an Agreement and Plan of Merger dated as of April 1, 1997 (the "Merger Agreement"), which provides for the merger of Sub with and into Metro and for Metro to become a wholly owned subsidiary of BFP (the "Merger");

          WHEREAS, at the Effective Time (as defined below) and in accordance with the terms of the Merger Agreement, each share of common stock of Metro (the "Metro Common Stock") held by Century immediately prior to the Effective Time shall be converted into shares of the common stock, par value $0.01 per share, of BFP ("BFP Common Stock"), as more fully described in the Merger Agreement;

          WHEREAS, as a condition to the willingness of BFP and Century to consummate the Merger, BFP and Century desire to establish in this Stockholder Agreement certain terms and conditions concerning the acquisition and disposition of securities of BFP by Century and the corporate governance of BFP after the Effective Time;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholder Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I
                               DEFINITIONS

          1.01 Definitions.   (a)   Except   as   otherwise  specifically
indicated, the following terms have the following meanings for all purposes of this Stockholder Agreement:

          "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

          "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

          "Board of Directors" means the Board of Directors of BFP.

          "Delaware Law" means the General Corporation Law of the State of Delaware.

          "Effective Time" means the time at which the Merger becomes effective under Delaware Law.

          "Equity   Securities"   means  Voting  Securities,  Convertible
Securities and Rights to Purchase Voting Securities.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, or charge of any kind.

          "Person" means any individual, corporation, partnership, trust, other entity or group (with the meaning of Section 13(d)(3) of the Exchange Act).

          "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

          "Restricted Group" means (i) Century, (ii) any and all Persons directly or indirectly controlled by or under common control with Century and (iii) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which Century or any Person directly or indirectly controlling, controlled by or under common control with Century is a member, other than any such group not acting for the purpose of acquiring, holding or beneficially owning Equity Securities.

          "Rule 144" means Rule 144 as presently promulgated under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" means any Person in which Century directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the Voting Power of, such Person.

          "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events of default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

          "Voting Securities" means the BFP Common Stock and any other securities of BFP of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of

BFP which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options and rights issued by BFP (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).


          (b) In addition, the following terms are defined in the Sections set forth below:

          "Alternative Proposal"        Section 4.02
          "BFP"                         Preamble
          "BFP Common Stock"            Preamble
          "Business Combination"        Section 3.02
          "Century"                     Preamble
          "Merger"                      Preamble
          "Merger Agreement"            Preamble
          "Metro"                       Preamble
          "Metro Common Stock"          Preamble
          "Sub"                         Preamble

          (c) Unless the context of this Stockholder Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Stockholder Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Stockholder Agreement. Whenever this Stockholder Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.


                               ARTICLE II
                           BOARD OF DIRECTORS

          2.01 Composition of Board of Directors. (a) Effective at the Effective Time, there shall be two vacancies on the Board of Directors either by (i) an increase in the Board of Directors in accordance with the terms of BFP's Certificate of Incorporation and By-laws, (ii) director resignations or (iii) a combination thereof. Effective at the Effective Time the Board of Directors shall elect two designees of Century to fill the two vacancies on the Board of Directors created in accordance with the preceding sentence, to serve from the Effective Time until the end of their respective terms. The two designees of Century shall be elected to different classes of the Board of Directors. For so long as one or more nominees of Century is a director of BFP, one of such nominees shall be designated as a Vice Chairman of the Board of Directors.

          (b) Thereafter, and subject to the next succeeding sentence, the Board of Directors (or any Committee of the Board of Directors which nominates directors) shall, in connection with each meeting of stockholders of BFP at which the term of any Century director expires, nominate for election as a director of BFP, in accordance with BFP's procedures for nomination of directors as provided for in its By-laws, a designee of Century to stand for election for a succeeding term, and shall vote all management proxies in favor of such nominee, except for such proxies that specifically indicate to the contrary. BFP shall recommend its stockholders to vote in favor of such nominees, and shall use reasonable efforts to solicit from its stockholders proxies voted in favor of such nominees. Notwithstanding the foregoing, Century shall cease to have the right to designate, or cause the nomination or election of any member of the Board of Directors from and after such date as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities. The obligation of the Board of Directors hereunder to nominate for election as directors individuals designated by Century shall be subject to the foregoing limitation.

          (c) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, if any director designated by Century in accordance with this Section 2.01 shall decline or be unable to serve for any reason, or if such director resigns or is removed, the Board of Directors shall promptly upon the request of Century nominate or elect, as the case may be, a new qualified person recommended by Century to replace such designee.

          (d) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, at each meeting of stockholders of BFP, the Restricted Group shall vote the Voting Securities held by the Restricted Group (i) for the nominees recommended by the Board of Directors (provided such nominees include the nominees referred to in paragraphs (a) and (b) above), and (ii) on all other proposals of the Board of Directors, as the Restricted Group determines in its sole discretion.

          (e) Century shall promptly provide to BFP, as BFP may from time to time reasonably request, information regarding Century's designees for the Board of Directors, for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by BFP with the Securities and Exchange Commission.

          (f) The members of the Board of Directors designated by Century in accordance with this Section 2.01 shall be covered by directors and officers insurance in the same manner as provided by BFP for its directors and officers generally.

          2.02 Resignations and Designations. As necessary to establish or maintain the composition of the Board of Directors contemplated by
Section 2.01, the Restricted Group will cause the directors designated by Century to resign from the Board of Directors at such time as the Restricted Group beneficially owns less than 5% of the Voting Power of all Outstanding Voting Securities; provided, however, if at any time the Restricted Group's percentage of the Voting Power of all Outstanding Voting Securities is reduced below 5% as a result of an issuance of Outstanding Voting Securities, Century shall be afforded 90 days to purchase a sufficient amount of additional Voting Securities necessary to maintain its level of Board representation hereunder; and further provided that such 90-day period shall be extended if Century is prohibited from purchasing Voting Securities to comply with applicable law.

          2.03 Certificate of Incorporation and By-laws. BFP and Century shall take or cause to be taken all lawful action necessary to ensure at all times that BFP's Certificate of Incorporation and By-laws are not, at any time, inconsistent with the provisions of this Stockholder Agreement.

          2.04 Certain Restrictions. Except as required by applicable law, rule or regulation or the Merger Agreement, BFP shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect the members of the Restricted Group or each director at the same time in the same manner) that would
(1) impose limitations on the legal rights of Century or its affiliates as a stockholder of BFP to designate directors hereunder, including any action that would impose restrictions based upon the size of security holding (other than as provided for herein), the business in which a security holder is engaged or other considerations applicable to Century or its affiliates and not to stockholders generally, (2) otherwise materially adversely discriminate against Century or its affiliates as stockholders of BFP or (3) restrict the right of any Century director to vote on any matter as such director believes appropriate in light of his or her fiduciary duties as a director except with respect to (i) entering into contractual or other business relationships with Century or any of its affiliates (other than in their capacity as stockholders of BFP),
(ii) disputes with Century or any of its affiliates (including disputes under this Agreement), (iii) interpretation or enforcement of this Agreement or any other agreement with Century or any of its affiliates or
(iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with Century or any of its affiliates, or otherwise.

                               ARTICLE III
  CENTURY'S RIGHTS TO PURCHASE ADDITIONAL EQUITY SECURITIES; STANDSTILL

          3.01 Limitation on Acquisition of Equity Securities. Following the Effective Time, no member of the Restricted Group shall acquire beneficial  ownership  of  any  Equity  Securities  which would cause the
Restricted Group's ownership of the Voting Power of all Outstanding Voting Securities to exceed 15% without the prior consent of the Board of Directors except (i) in the event BFP receives a bona fide offer from a third party or parties (including a tender or exchange offer directed to all holders of BFP Common Stock or Voting Securities) to acquire in excess of 50% of the Outstanding Voting Securities, in which event the restrictions in this Section 3.01 will be temporarily waived by BFP to permit Century, if it should desire to do so, to make one or more offers to increase its ownership of the Outstanding Voting Securities on the same basis as such third party offer and (ii) in the event Century exercises its right to sell its membership interest in Michigan Fiber Communications L.L.C., a Delaware limited liability company, pursuant to the provisions of Section 3.3(b) of the Limited Liability Company Agreement to be entered into between Century and Brooks Fiber Communications of Michigan, Inc. substantially in the form attached to the Merger Agreement as Exhibit K, the restrictions in this Section 3.01 will, if necessary, be waived by BFP to permit Century to receive payment of the purchase price therefor in full shares of BFP Common Stock.

          3.02 Standstill. (a) Following the Effective Time and for so long as one or more nominees of Century is a director of BFP, no member of the Restricted Group will, and they will not assist or encourage others (including by providing financing) to, directly or indirectly (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of the assets or Equity Securities of BFP (other than in a transaction permitted under Section 3.01), whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction ("Business Combination"), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to any Equity Securities, (iii) subject to the obligation of Century's designees on the Board of Directors to exercise their fiduciary duties as directors, otherwise seek or propose to acquire control of the Board of Directors,
(iv) take any action that could reasonably be expected to force BFP to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. No member of the Restricted Group will request BFP or any of its Representatives to amend or waive any provision of this paragraph (including this sentence) during such period. If at any time during such period a member of the Restricted Group is approached by any third party concerning its participation in any of the types of matters referred to in clause (i), (ii) or (iii) above, such member will promptly inform BFP of the nature of such contact and the parties thereto.

          (b) Nothing in this Section 3.02 shall (i) prohibit or restrict Century from responding to any inquiries from any shareholders of BFP as to Century's intention with respect to the voting of any Voting Securities beneficially owned by Century as long as such response is consistent with the terms of this Agreement; or (ii) restrict the right of each Century director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her fiduciary duties as a director or committee member.

                               ARTICLE IV
           COVENANTS OF CENTURY IN CONNECTION WITH THE MERGER

          4.01 Ownership  of  Metro Shares; Approval of Merger Agreement.
(a) Century represents and warrants to BFP that it owns, beneficially and of record, as of the date hereof, the number of shares of each class of capital stock of Metro listed on Schedule I hereto (the "Metro Shares"), subject to no rights of others and free and clear of all Liens. Century's right to vote or dispose of the Metro Shares is not subject to any voting trust, voting agreement, voting arrangement or proxy and Century has not entered into any contract, option or other arrangement or undertaking with respect thereto.

          (b) Until the Effective Time, Century will not directly or indirectly assign, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Metro Shares or any interest therein, exercise any right of conversion with respect to any Metro Shares, deposit any of the Metro Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect disposition, of any of the Metro Shares.

          (c) Century will, with respect to those Metro Shares that it owns of record on the record date for voting at any annual or special meeting of Metro stockholders to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting (collectively, the "Metro Stockholders' Meeting"), vote such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement,
(ii) against any Alternative Proposal (as defined  in  Section  4.02) and
(iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, as any of the foregoing is considered and voted upon at the Metro Stockholders' Meeting.

          4.02 No Solicitation. Prior to the Effective Time, Century shall not, and it shall use its best efforts to cause its Affiliates and Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of Metro) with respect to a merger, consolidation or other business combination including Metro or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of all or any significant portion of the assets of Metro and its Subsidiaries taken as a whole or any outstanding shares of the capital stock of Metro or any Subsidiary of Metro (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions or enter into any agreements, arrangements or understandings, whether written or oral, with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Century will promptly notify BFP if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons.

                                ARTICLE V
                           GENERAL PROVISIONS

          5.01 Termination. This Stockholder Agreement and all rights and obligations of the parties hereunder, including, without limitation, the provisions of Section 4.02, shall automatically terminate, and shall cease to be of any further force and effect, upon the earlier of (i) the termination of the Merger Agreement under Section 11.02 thereof, (ii) the mutual written agreement of BFP and Century or (iii) at such time as a nominee of Century is no longer a director of BFP and Century no longer has the right hereunder to designate or cause the nomination or election of any member of the Board of Directors. Notwithstanding the termination of this Stockholder Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of its representations, warranties, covenants or agreements contained in this Stockholder Agreement.

          5.02 Amendment and Waiver. (a) This Stockholder Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          (b) Any term or condition of this Stockholder Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Stockholder Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholder Agreement on any future occasion. All remedies, either under this Stockholder Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          5.03 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to BFP, to:

     Brooks Fiber Properties, Inc.
     425 Woods Mill Road South, Suite 300
     Town & Country, Missouri  63017
     Attn: James C. Allen
           Vice Chairman and Chief Executive Officer
           (Fax)  (314) 579-4854

     with a copy to:

     Bryan Cave LLP
     One Metropolitan Square
     211 North Broadway
     Suite 3600
     St. Louis, Missouri 63102
     Attn: John P. Denneen, Esq.
           (Fax)  (314) 259-2020

     If to Century, to:

     Century Telephone Enterprises, Inc.
     100 Century Park Drive
     Monroe, Louisiana  71203
     Attn: Glen F. Post, III
           (Fax)  (318) 388-9562

     with a copy to:

     Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. Place St. Charles
     201 St. Charles Avenue
     New Orleans, Louisiana  70171-5100
     Attn: Kenneth J. Najder, Esq.
           (Fax)  (504) 582-8012

          All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          5.04 Entire Agreement. This Stockholder Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains, together with the Merger Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

          5.05 No Third Party Beneficiary. The terms and provisions of this Stockholder Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

          5.06 No Assignment; Binding Effect. Neither this Stockholder Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Stockholder Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          5.07 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Stockholder Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Stockholder Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Stockholder Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

          5.08 Headings. The headings used in this Stockholder Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          5.09 Invalid Provisions. If any provision of this Stockholder Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Stockholder Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable,
(ii) this Stockholder Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholder Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

          5.10 Governing Law. This Stockholder Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to its conflicts of law principles.

          5.11 Dispute Resolution Procedures. If any question shall arise in regard to the interpretation of any provision of this Stockholder Agreement or as to the rights and obligations of either of the parties hereunder, Glen F. Post, III, as chief executive officer of Century, and James C. Allen, as chief executive officer of BFP, shall meet with each other to negotiate and attempt to resolve such question in good faith. Such representatives may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within thirty (30) days after their first meeting, either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and judgment upon any award thereon may be entered in any court having jurisdiction thereof. If BFP initiates the arbitration, it shall be held in New Orleans, Louisiana, and if Century initiates the arbitration, it shall be held in St. Louis, Missouri. In the event of any arbitration, BFP shall select one arbitrator, Century shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. In making the foregoing selections, each party, as well as the arbitrators selected by such parties, shall endeavor to designate an arbitrator having substantive experience in the telecommunications industry. All out of pocket costs and expenses of BFP and Century in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by BFP and Century in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

          5.12 Counterparts. This Stockholder Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


          IN  WITNESS  WHEREOF,  each  party   hereto   has  caused  this
Stockholder Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


                              BROOKS FIBER PROPERTIES, INC.

                                  /s/ James C. Allen
                              By:_________________________________________
                              Vice Chairman and Chief Executive Officer


                              CENTURY TELEPHONE ENTERPRISES, INC.

                                  /s/ Glen F. Post, III
                              By:_________________________________________
                              President and Chief Executive Officer


                                                               SCHEDULE I


                      Metro Shares Owned by Century


        Class                                        Number

        Common Stock...................................800